Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
OF HENDERSON CITIZENS BANCSHARES, INC.
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2002 (the “Report”) by Henderson Citizens Bancshares, Inc. (“Registrant”), each of the undersigned hereby certifies that:

1.  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ MILTON S. MCGEE, JR.
Milton S. McGee, Jr., CPA President (Chief executive officer)

Date: August 12, 2002

By:	/s/ REBECCA G. TANNER
Rebecca G. Tanner, CPA Vice President, Treasurer, Chief Financial Officer and Chief Accounting Officer (Chief financial officer)

Date: August 12, 2002